                               HIGHWOODS PLAZA II
                                103 POWELL COURT
                           BRENTWOOD, TENNESSEE 37027

                           Schedule to Lease Agreement

The following Schedule comprises an integral part of the Lease Agreement between the Lessor and Lessee hereinafter named, dated May 16, 1997 (hereinafter referred to as the "Lease"). Unless the context otherwise requires, the terms described below shall have the meanings ascribed to them and shall be governed and construed in accordance with the terms of the Lease.

Lessor: W. FRED WILLIAMS, TRUSTEE FOR THE BENEFIT OF HIGHWOODS/TENNESSEE HOLDINGS, L.P., whose address is c/o Highwoods/Eakin & Smith, 2100 West End Avenue, Suite 950, Nashville, Tennessee 37203.

Lessee: WINDY HILL PET FOOD COMPANY, INC. a Tennessee corporation whose address is Two Maryland Farms, Suite 350, Brentwood, TN 37027.

Leased Premises:            25,481 net rentable square feet designated as Suite
                            200 on the Second Floor of the Highwoods Plaza II
                            Office Building, 103 Powell Court, Brentwood,
                            Tennessee (the "Building"), and more particularly described on the Floor Plan attached to the Lease and made a part thereof as Exhibit "A".

Term:                       84 months.

Renewal Option:             One (1) Five (5) year renewal term.

Commencement Date:          September 1, 1997, subject to change as provided in
                            Section 1 of the Lease.

Expiration Date:            August 31, 2004, subject to change as provided in
                            Section 1 of the Lease.

Rent:                        From*     Through*     Rate/SF         Monthly
-----                        -----     --------     -------         -------
                            9/1/97     8/31/98      $18.75        $39,814.06
                            9/1/98     8/31/99      $19.00        $40,344.92
                            9/1/99     8/31/00      $19.25        $40,875.77
                            9/1/00     8/31/01      $19.50        $41,406.63
                            9/1/01     8/31/02      $19.75        $41,937.48


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                             From*     Through*     Rate/SF         Monthly
                             -----     --------     -------         -------
                            9/1/02     8/31/03      $20.00        $42,468.33
                            9/1/03     8/31/04      $20.25        $42,999.19

                            * Date subject to change commensurate with any change in the commencement date and the expiration date as set forth in the Lease.

Rentable Area:              25,481 rentable square feet.

Tenant Cost Allowance:      $611,544 to be used and applied in the manner
                            specified in Section 4 of the Lease. Lessee agrees to approve and furnish the final floor plans no later than May 31, 1997.

Security Deposit:           None Required.

Permitted Use:              Office Space which is consistent with a first class
                            office building, excluding food services or any other use which could be deemed a public accommodation, subject to the terms, limitations and conditions provided in the Lease.

Broker:                     Highwoods/Eakin & Smith and Colliers Turley Martin
                            Smith & Co.

LESSOR:                                       LESSEE:

W. FRED WILLIAMS, TRUSTEE                     WINDY HILL PET FOOD COMPANY,
FOR THE BENEFIT OF HIGHWOODS/                 INC.
TENNESSEE HOLDINGS, L.P.


By: /s/ W. Brian Reames                       By: /s/ Donald L. Gadd
   ------------------------------------          -------------------------------
   W. Brian Reames or John W. Eakin as
   Authorized Agent for W. Fred Williams
   Trustee, under that certain Amended        Title: V.P. Finance
   and Restated Trust Agreement effective
   as of November 27, 1996 by and             Date: 5-19-97
   between Highwoods/Tennessee
   Holdings, L.P. and W. Fred Williams

Title: Vice President

Date:  5-19-97


Highwoods Plaza II                     2
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                                 LEASE AGREEMENT

      W. FRED WILLIAMS, TRUSTEE FOR THE BENEFIT OF HIGHWOODS/TENNESSEE HOLDINGS, L.P., (hereinafter referred to as "Lessor") agrees to lease to the Lessee named in the Schedule (hereinafter referred to as "Lessee"), and Lessee accepts from Lessor the Leased Premises described in the Schedule (hereinafter referred to as the "Leased Premises") in consideration of the following mutual covenants and conditions:

      1. Term. This Lease shall commence upon the Commencement Date specified in the Schedule, and it shall continue until the Expiration Date specified in the Schedule (hereinafter referred to as the "Term"). In the event of any delay on the part of Lessor in making the Leased Premises available for occupancy by Lessee that is not caused by Lessee, the Commencement Date of the Term and the obligation of the Lessee to pay rent on the Leased Premises shall be extended to the date the Leased Premises are ready for occupancy by the Lessee and the expiration date shall be extended by the same number of days. If Lessor shall fail to make the Leased Premises ready for occupancy by Lessee within three (3) months after the date for commencement of the Term specified above as extended by the period of any delay caused by Lessee, Lessee at its sole discretion, may terminate this Lease by written notice to Lessor prior to Lessee's occupancy of the Leased Premises.

      2. Rent. Lessee shall pay monthly base rental in the amount specified in the Schedule (hereinafter referred to as "Base Rental"). Such Base Rental, together with one-twelfth (1/12) of the Base Rental Adjustment as hereinafter defined, shall be due and payable in advance without demand on the first day of each calendar month during the Term of this Lease. In addition, Lessee shall pay to Lessor any sales, use or other tax (excepting corporate franchise excise and income tax) that may be levied upon or in any way measured by this Lease or the rents payable by Lessee, notwithstanding the fact that a statue, ordinance or enactment imposing the same may endeavor to impose such tax upon Lessor. If the Term of this Lease commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the Base Rental and the Base Rental Adjustment for the first and last months shall be prorated, but all other months shall be due on the first (1st) of the month. Lessee shall also pay as additional rent, all such other sums of money as shall become due from and payable by Lessee to Lessor under this Lease. All Base Rental and installments of the Base Rental Adjustment due hereunder, if not paid by the tenth (10th) day of the month when due, shall be subject to a charge of 5% of the amount due. In addition, Lessee shall pay to Lessor all costs of collection of the sums due hereunder including reasonable attorney fees.

      3. Security Deposit. Intentionally Omitted.

      4. Improvements to Leased Premises. Lessee agrees to furnish Lessor with a detailed floor plan layout and working drawings (the "Plans") reflecting the partitions and improvements desired by Lessee in the Leased Premises no later than the date specified in the Schedule. After receipt and approval of said Plans by Lessor's Architect, Lessor will cause the Leased Premises to be constructed in accordance therewith by a contractor approved by Lessor; provided, however, Lessor shall not be required to install any partitions or improvements that


Highwoods Plaza II                     3
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are not in conformity with the plans and specifications for the Building referenced in the Schedule (hereinafter referred to as the "Building") or which are not approved by Lessor's architect. The cost of all improvements in excess of the Tenant Cost Allowance as set forth in the Schedule shall be paid by Lessee to Lessor prior to commencement of construction promptly upon being invoiced therefor. Failure on the part of Lessee to deliver plans in a timely manner or subsequent changes requested by Lessee that delay construction work are to be regarded as delays caused by the Lessee, for the purpose of determining the Commencement Date of the Term and the obligation of Lessee to commence payment of rent. Lessor (and Lessor's architect) shall not unreasonably withhold their approval of Lessee's contractor or Lessee's plans and specs.

      5. Base Rental Adjustment. The Base Rental Adjustment shall be calculated and paid as follows:

            (a) The Rentable Area (hereinafter referred to as "RA") in the Leased Premises is hereby stipulated to be the number of square feet of Rentable Area specified in the Schedule, whether the same should be more or less as a result of variations resulting from actual construction and completion of the Leased Premises for occupancy.

            (b) "Operating Costs" shall mean all operating expenses of the Building and all Common Areas as hereinafter defined as computed on the cash basis in accordance with generally accepted accounting principles consistently applied and shall include all expenses, costs and disbursements (but not payments of principal and interest on notes secured by deeds of trust on the Building and Common Areas, capital investment items related to the initial construction of the Building and Common Areas and replacements or renovations thereof, or costs specially billed to specific tenants) of every kind and nature that Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building or Common Areas, including but not limited to, the following:

                  (i) All reasonable wages, salaries, taxes, insurance and benefits directly attributable to all employees engaged solely in operating, maintaining, managing or providing security exclusively for the Building or Common Areas and to personnel who may provide traffic control relating to ingress and egress between the parking areas and adjacent public streets.

                  (ii) All supplies and materials used in operation and maintenance of the Building and Common Areas.

                  (iii) Utilities for the Building and Common Areas, including water, power, heating, lighting, air conditioning and ventilation.

                  (iv) Maintenance, janitorial, security, and service agreements for the Building or Common Areas, the sidewalks and common areas, appurtenant to the Building, and the equipment therein.

                  (v) Casualty, liability, and rent loss insurance applicable to the Building and Common Areas and Lessor's personal property used in connection therewith.


Highwoods Plaza II                     4
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                  (vi) Property taxes, assessments and governmental charges
attributable to the Building and all Common Areas.

                  (vii) Repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties).

                  (viii) Amortization (over useful life) of the cost of installation of capital investment items that are primarily for the purpose of reducing Operating Costs as hereinafter defined or which may be required by governmental authority by the passage of new laws, regulations, or requirements.

                  (ix) Lessor's accounting costs attributable to the Building.

                  (x) Fees paid by Lessor for management of the Building that are at market rates and equal to fees for managing comparable buildings in Brentwood, Tennessee.

                  (xi) Legal consultants', appraisers' and auditing fees incurred in connection with an appeal for reduction of taxes or for other management purposes directly incurred in the operation of the Building and all Common Areas.

            (c) Lessee's Annual Base Rental includes an annual component applicable to Operating Costs (as herein defined) equal to those costs for the calendar year 1997. The base year will be adjusted to reflect at least a ninety-five percent (95%) occupancy rate.

            (d) For the purpose of computing the annual amount of Operating Costs per square foot of RA, RA for the entire Building shall be deemed to be 103,000 Rentable Square Feet.

            (e) As Additional Base Rental, Lessee shall pay Lessor an amount equal to the excess of annual Operating Costs per square foot of RA over the annual Operating Costs component of Lessee's Base Rental described in subparagraph (c) hereof during any calendar year within the Term of this Lease, or during any fractional part of a calendar year, with Lessee's obligation in such case to be prorated (the "Base Rental Adjustment"). For this purpose, Lessor may estimate the amount by which the annual Operating Costs per square foot of RA for each calendar year or portion thereof during the Term will exceed the annual Operating Costs component described in subparagraph (c) hereof, and Lessee's Base Rental shall be adjusted upward by the amount of such estimated excess multiplied by Lessee's RA (the "Estimated Base Rental Adjustment"). Said Estimated Base Rental Adjustment shall be divided by twelve and paid to Lessor as Additional Base Rental monthly on the same day the Monthly Base Rental is due and payable.

            (f) Within one hundred, fifty (150) days or as soon thereafter as may be reasonably practicable after the conclusion of each calendar year during the Term, Lessor shall furnish to Lessee a report describing the actual amount of Operating Costs per square foot or RA for such calendar year and the actual Base Rental Adjustment. A lump sum payment shall be made by Lessor to Lessee or by Lessee to Lessor, as appropriate, within thirty (30) days after the delivery of such report equal to the amount of any difference between the actual Base Rental Adjustment payable by Lessee pursuant to this Section 5 and the amount of any previous


Highwoods Plaza II                     5
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payments thereof by Lessee due to the Estimated Base Rental Adjustment based upon Lessor's estimate of annual Operating Costs. Lessor shall keep adequate books and records regarding operating costs. For a ninety (90) day period following the giving of such report, Lessor shall afford Lessee and its representatives and agents reasonable access to Lessor's books and records with respect to Operating Costs, to enable Lessee to verify the amount of Operating Costs that are the basis for the computation of the actual Base Rental Adjustment and the actual amount of the difference to be paid by Lessee or Lessor, as applicable.

      6. Services to be Furnished by Lessor. Lessor shall furnish the following services:

            (a) Entry to the Leased Premises during normal working hours on business days. On other days and after normal working hours, Lessee may have entry to the Leased Premises at such times by a key, card key system, or by signing in with a guard, whichever is chosen by Lessor.

            (b) Elevator facilities on business days from 7:00 a.m. to 6:00 p.m. and an elevator subject to call at all other times.

            (c) Hot and cold water at those points of supply provided for general use of other tenants in the Building; central heat and air conditioning in season from 7:00 a.m. to 6:00 p.m. on business days and from 7:00 a.m. to 2:00 p.m. on Saturdays, at such temperatures and in such amounts as are reasonably necessary for the comfortable occupancy of the Leased Premises, but service at times during business days other than normal business hours for the Building, other hours on Saturdays, and on Sundays and holidays or in an amount considered by Lessor to be in excess of standard (machinery, lighting fixtures or equipment in the Leased Premises having an electrical load in excess of four
(4) watts per square foot of RA or occupancy in excess of one person per 200 square feet of RA being conclusively presumed to be in excess of standard) to be furnished only upon the request of Lessee at a rate of $35.00 per hour; routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard. Lessee, at Lessee's option, shall have the right to operate a Liebert-type auxiliary HVAC unit located in Lessee's designated computer room 24 hours a day and at no additional charge by Lessor. Repair and maintenance of said auxiliary HVAC unit shall be the sole responsibility and expense of Lessee.

            (d) Janitorial service on business days as specified in Exhibit C attached hereto; provided Lessee shall provide cleaning for any area used for storage, preparation, service or consumption of food or beverages on a daily basis and pest extermination on a monthly basis in a manner reasonably satisfactory to Lessor.

            (e) Electrical facilities and sufficient power for typewriters, voice writers, calculating and duplicating machines, personal computers, and other machines of similar low electrical consumption; but not including electricity required for main frame or mini-computer, electronic data processing equipment and special lighting in excess of building standards, or any item of electrical equipment which (singularly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase. If Lessee uses any of the services or electrical current as enumerated in this subparagraph (e) in an amount greater than


Highwoods Plaza II                     6
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5,000 watt hours annually per square foot of RA or such larger amounts as may be deemed excessive by Lessor, Lessor reserves the right to charge Lessee as Additional Rent a reasonable sum as reimbursement for the direct cost of such added services. Said Additional Rent shall be due and payable on the same day the Monthly Base Rental is due and payable as set forth in paragraph 2 hereof.
In the event of disagreement as to the reasonableness of such charge, the opinion of the appropriate local utility company or a local independent professional engineer reasonably selected by Lessor shall prevail. Any additional equipment, feeders or risers necessary to supply Lessor's electrical requirements in excess of the amount to be provided by Lessor pursuant to this subsection (e) shall be supplied by Lessor at the expense of Lessee, provided such installations will not, in Lessor's judgement, overload the electrical system of the Building or entail excessive or unreasonable alterations to the Building or the Leased Premises.

            (f) All building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas and stairwells.

Failure by Lessor to any extent to furnish the services described in this
Section 6, or any cessation thereof, resulting from the repair or alteration of the Building or causes beyond the reasonable control of Lessor shall not be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof; provided however, that Lessee may terminate this Lease if any such cessation exceeds 30 days and provided Lessee has notified Lessor in writing of the cessation of said services and only if Lessor is not diligently pursuing a cure of such cessation.

      7. Common Areas. During the term of this Lease, for so long as Lessee is not in default hereunder (beyond applicable periods of notice and cure), Lessor grants Lessee a non-exclusive license to use and occupy in common with others so entitled, the common areas of the Building, including, but not limited to, corridors, stairways, elevators, restrooms, lobbies, entranceways, parking areas, service roads, loading facilities, sidewalks, and other facilities as may be designated from time to time by Lessor subject to the terms and conditions of this Lease.

      8. Keys, Locks and Card Keys. Lessor shall furnish Lessee with two (2) keys for each corridor door entering the Leased Premises and two (2) card keys (if applicable) to the Building. Additional keys will be furnished at a reasonable charge by Lessor on an order signed by Lessee or Lessee's authorized representative. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises nor shall Lessee change the locks without Lessor's permission, and Lessee shall not make, or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys and card keys of the Leased Premises and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, installed in the Leased Premises by Lessee.

      9. Graphics. Lessor shall provide and install, at Lessor's cost, all letters or numerals on entrance doors to the Leased Premises and Building Directory. All such letters and numerals shall be in the Building standard graphics and size, and no others shall be used or permitted on the Leased Premises.


Highwoods Plaza II                     7
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      10. Parking. Lessee shall have the right to use in common with the other tenants in the building the parking spaces as provided by Lessor adjacent to the building for parking of Lessee's automobiles and those of its employees and visitors, subject to the reasonable rules and regulations now or hereafter adopted by Lessor. Lessee shall not use nor permit any of its employees, agents or visitors to use any parking area owned by Lessor other than the parking area adjacent to and assigned to the building. If Lessor deems it advisable, Lessor may set aside a part of the total parking field for use as a separate area for visitors. Lessor reserves the right to adopt any reasonable regulations necessary to curtail unauthorized parking, including the required use of "parking permits."

      11. Permitted Uses. Lessee shall use and occupy the Leased Premises for the purpose specified in the Schedule and for no other purpose; provided, however Lessee shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Building and/or its contents, cause the load upon any floor of the Building to exceed the load for which the floor was designed or the amount permitted by law, or use electrical energy exceeding the capacity of the then existing feeders or wiring installations. Lessee shall further conduct its business and control its agents, employees, invitees, and visitors in such manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb any other tenant or Lessor in its operation of the Building. No food, soft drink or other vending machine shall be installed within the Leased Premises. Lessee shall not allow the Premises to be used in any way which could be construed as a public accommodation, as now defined by ADA, and shall indemnify and hold Lessor harmless against any costs that may be incurred as a result of such use.

      12. Laws, Regulations, and Rules of Building. Lessee shall comply with all applicable laws, ordinances, rules and regulations relating to the use, condition or occupancy of the Leased Premises and all common areas. Lessee shall comply with reasonable rules and regulations as may be adopted or altered by Lessor from time to time for the safety, care and cleanliness of the Leased Premises, Building and common areas and for preservation of good order therein after receiving notice thereof, including, but not limited to, the Rules and Regulations attached hereto as Schedule 2.

      13. Repairs by Lessor. Except as otherwise provided in Section 4 hereof, Lessor shall not be required to make any improvements to or repairs of any kind or character in the Leased Premises during the Term of this Lease, except such repairs as may be deemed necessary by Lessor for normal maintenance operations required to maintain the Leased Premises in tenantable condition. Lessor shall keep in good order, condition and state of repair the structural portions of the Building, the plumbing, heating, air conditioning and electrical system, roof, ceiling, exterior walls and the common area facilities provided by Lessor under the provisions hereof; provided, however, Lessor's obligation to make such repairs shall not relieve Lessee of the obligation to pay all sums which become due under this Lease. The obligation of Lessor to maintain and repair the Leased Premises shall be limited to building standard items. Special leasehold improvements will, at Lessee's written request, be maintained by Lessor at Lessee's expense, at a cost or charge equal to the direct costs incurred in such maintenance. Lessee shall reimburse Lessor upon demand for the cost of repairing any damage to the Leased Premises or


Highwoods Plaza II                     8
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the Building caused by the deliberate act or negligent act of Lessee or its employees, agents or invitees not covered by insurance. Lessee shall, at its expense, keep in good order, condition and state of repair all portions of the Leased Premises with the exception of those to be maintained and repaired by Lessor under the foregoing provisions. In the event Lessee fails to comply with the requirements of this paragraph, Lessor may make such maintenance and repair and the cost thereof, with interest at 10% per annum shall be immediately payable to Lessor as Additional Rent.

      14. Repairs and Alterations by Lessee. To the extent not coverable by Lessee's insurance, Lessee shall, at its own cost and expense, repair or replace any damage or injury done to the Leased Premises or the Building or Common Area, caused by Lessee or Lessee's agents, employees, invitees, contractors, or servants; provided, however, if Lessee fails to make such repairs or replacements promptly, Lessor may, at its option, make such repairs or replacements, and Lessee shall pay the costs thereof to the Lessor on demand as additional rent. No structural alterations in the Leased Premises or signs visible from outside the Leased Premises shall be made or installed by Lessee without the prior written consent of Lessor, and at Lessor's election such alterations or additions shall become the property of Lessor upon termination of this Lease. All plans for repairs, replacements, alterations, or installations required or permitted to be made by Lessee shall be subject to the approval of Lessor, which shall not be unreasonably withheld, but may be subject to any reasonable protections or restrictions designed to preserve the architectural design and structural integrity of the Building and to protect against claims by materialmen and laborers.

      15. Care of Leased Premises. Lessee shall not commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, Lessee shall deliver possession of the Leased Premises to Lessor in as good condition as at date of possession by Lessee, or as the same may have been improved during the term, ordinary wear and tear or damage resulting from condemnation, fire or other unavoidable casualty excepted. If Lessee installs improvements in the Leased Premises reasonably determined by Lessor to be special or non-standard, Lessor may require Lessee to remove such special or non-standard improvements and restore the Leased Premises to its original condition at Lessee's sole cost and expense upon the termination of this Lease so long as such requirement is made known to Lessee at the time Lessor gives its consent.

      16. Lessor's Right to Substitute Space. Intentionally Deleted.

      17. Peaceful Enjoyment. Lessee shall have the right to peacefully occupy, use and enjoy the Leased Premises during the Lease Term, subject to the other terms hereof, provided Lessee pays the rent and other sums herein required to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained.

      18. Lessor's Right of Entry. Lessor or its agents or representatives shall have the right to enter into and upon any part of the Leased Premises at all reasonable hours, upon reasonable notice, to inspect the same, clean or make repairs, alterations or additions thereto, as Lessor may deem necessary or desirable. Lessor further reserves the right to show the Leased Premises to prospective tenants or brokers during the last six (6) months of the Lease


Highwoods Plaza II                     9
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Term as extended, and to prospective purchasers or mortgagees at all reasonable times, provided prior notice is given to Lessee in each case, and Lessee's use and occupancy of the Premises shall not be materially inconvenienced. Lessee shall not be entitled to any abatement or reduction of rent by reason of the exercise of the foregoing rights on the part of Lessor.

      19. Limitation of Lessor' Liability. Lessor's liability to Lessee shall be limited as follows:

      (a) Lessor shall not be liable or responsible to Lessee for any injury to person or property occurring in the parking areas, the Building, the Common Areas, or the Leased Premises unless caused by the negligence of Lessor, its agents, servants or employees other than the employees of any independent, bonded janitorial service company engaged by Lessor to provide janitorial service to the Leased Premises. Any janitorial service company so engaged by Lessor shall be solely responsible for any such injury to person or property caused by its employees, and Lessor shall provide Lessee with the name and address of such company, and shall reasonably cooperate if necessary to recover from such janitorial service.

      (b) Lessor shall not be liable or responsible to Lessee for lost profits, business interruption or any other type of incidental, consequential, or special damages caused by the making of repairs or alterations to the Leased Premises, the Building, or the Common Area, failure to provide or interruption of services, failure to make repairs, injury to person or property, or otherwise.

      (c) All separate and personal liability of Lessor or any partner thereof of every kind or nature, if any, is hereby expressly waived by Lessee, and by every person now or hereafter claiming by, through, or under Lessee; and Lessee shall look solely to Lessor's interest in the Building and the proceeds of any condemnation or insurance maintained by Lessor in connection with the Building for the payment of any claim against Lessor.

      20. Hold Harmless. Lessor shall not be liable to Lessee, or to Lessee's agents, servants, employees, customers, invitees, or visitors for any damage to person or property caused by the negligence of Lessee or such persons, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage. Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers, invitees, or visitors for any damage to person or property caused by any negligence of Lessor or such persons, and Lessor agrees to indemnify and hold Lessee harmless from all liability and claims for such damages.

      21. Defaults and Lessor's Remedies. Lessor shall have all rights and remedies allowed at law or in equity; including, but not limited to the following:

            (a) If any voluntary or involuntary petition under any section of any bankruptcy act shall be filed by or against Lessee, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare the Lessee insolvent or unable to pay Lessee's debts, and in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within forty-five (45) days from the date it is filed, Lessor may elect, upon notice of such election, to terminate this Lease.


Highwoods Plaza II                     10
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            (b) If Lessee defaults in the payment of any installment of the rent and does not cure the default within five (5) days after notice, or if Lessee defaults in the prompt performance of any other provision of this Lease and does not cure such other default within ten (10) days, or forthwith if the default involves a hazardous condition, after written notice by Lessor, or if the leasehold interest of Lessee be levied upon under execution or be attached by process of law, or if Lessee makes an assignment for the benefit of creditors, or if a receiver be appointed for any property of Lessee, or if Lessee abandons the Leased Premises, Lessor may terminate this Lease and Lessee's right to possession of the Leased Premises or, without terminating this Lease, forthwith terminate Lessee's right to possession of the Leased Premises.

            (c) Upon any termination of this Lease, or upon any termination of the Lessee's right to possession without termination of the Lease, Lessee shall immediately vacate the Leased Premises and deliver possession to Lessor.

            (d) If Lessor elects to terminate Lessee's rights to possession only, without terminating this Lease, Lessor may, at Lessor's option, enter into the Leased Premises, remove Lessee's signs and other evidences of tenancy, and take and hold possession thereof without such entry and possession terminating this Lease or releasing Lessee from the obligation to pay the rent hereunder for the full Term. Upon and after entry into possession without termination of this Lease, Lessor may relet the Leased Premises or any part thereof for the account of Lessee for such rent, for such time and upon such terms as Lessor in its sole discretion shall determine, and Lessor shall not be required to accept any tenant offered by Lessee or to observe any instructions given by Lessee about such reletting. A reletting for a term longer than the then remaining Lease Term shall not constitute an acceptance by Lessor of a surrender of this Lease or a waiver of any Lessor's rights hereunder. In any such case, Lessor may make repairs, alterations and additions in or to the Leased Premises, and redecorate the same to the extent reasonably deemed necessary or desirable by Lessor, and Lessee shall, upon demand, pay the cost thereof, together with Lessor's expense of the reletting. If the consideration collected by Lessor upon any such reletting for Lessee's account is not sufficient to pay monthly the full amount of the rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating and Lessor's expenses of reletting, Lessee shall pay to Lessor the amount of each monthly deficiency upon demand.

            (e) Any property which may be removed from the Leased Premises by the Lessor pursuant to the authority of this Lease or of law, to which Lessee is or may be entitled, may be handled, removed or stored by Lessor at the risk, cost and expense of Lessee, and Lessor shall in no event be responsible for the value, preservation or safe-keeping thereof. Lessee shall pay to Lessor, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Lessor's possession or under Lessor's control. Any such property of Lessee not retaken from storage by Lessee within thirty (30) days after the end of the Lease Term, however terminated, shall be conclusively presumed to have been conveyed by Lessee to Lessor under this Lease as a bill of sale.

            (f) In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder


Highwoods Plaza II                     11
or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor's reasonable attorney's fees.

            (g) Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either at law or in equity.

      22. Holding Over. If Lessee retains possession of the Leased Premises or any part thereof after the termination of this Lease, Lessee shall pay rent (including Base Rent and Base Rental Adjustment) at one hundred fifty percent (150%) the rate payable on the month preceding such holding over computed on a daily basis for each day that Lessee remains in possession. In addition thereto, Lessee shall be liable for and pay to Lessor, all damages, consequential as well as direct, sustained by reason of Lessee's holding over.

      23. Condemnation. If the Leased Premises shall be partially taken or condemned for any public purpose to such an extent as to render a portion of the Leased Premises untenantable, the rental provided for herein shall abate as to the portion rendered untenantable. In the event the whole of the Leased Premises shall be so taken or condemned, this Lease shall terminate as of the date of taking of possession. All proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Lessor.

      24. Damage or Destruction to the Leased Premises

            If the Leased Premises, the Building, or the Common Area is damaged or destroyed by fire or other casualty, cause or condition whatsoever through no fault or neglect of Lessee, its agents, employees, customers, invitees, visitors or contractors so as to cause the Leased Premises to be untenantable or to make it impractical for Lessee to continue its normal business operations therein, a just proportion of the rent herein reserved shall abate according to the extent the full use and enjoyment of the Lease Premises are rendered untenantable by reason of such damage until such time as Lessor makes such portion of the Leased Premises tenantable, or useable for Lessee's normal business operations, as the case may be. If Lessor determines that such damage or destruction cannot be repaired within one hundred and twenty (120) days so as to restore fully Lessee's full use and enjoyment of the Leased Premises, Lessor may, by written notice to the Lessee given within thirty (30) days after such damage terminate this Lease as to all the Leased Premises as of the date of such destruction, and all rent owed up to the time of such destruction shall be paid by Lessee. If Lessor does not exercise its right to terminate after such damage, Lessor shall proceed with due diligence to restore Lessee's full use and enjoyment of the Leased Premises within one hundred twenty (120) days from the date of such destruction.

      25. Casualty Insurance. Lessor shall maintain fire and extended coverage insurance on the portion of the Building constructed by Lessor, including additions and improvements by Lessee that are required to be made by Lessee under this Lease and which have become or are to become the property of Lessor upon vacation of the Leased Premises by Lessee. Said insurance shall be maintained with an insurance company authorized to do business in Tennessee in amounts equal to the replacement cost of the building and at the expense of Lessor and


Highwoods Plaza II                     12
payments for losses thereunder shall be made solely to Lessor. Lessee shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and on all additions and improvements made by Lessee and not required to be insured by Lessor above, and Lessee shall provide Lessor with a current certificate evidencing such coverage in form reasonably satisfactory to Lessor. If the annual premiums to be paid by Lessor shall exceed the standard rates because of Lessee's operations, contents of the Leased Premises, or improvements with respect to the Leased Premises beyond building standard, resulting in extra-hazardous exposure, Lessee shall promptly pay the excess amount of the premium upon request by Lessor as additional rent.

      26. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waive any and all rights of recovery, claim action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or to the Building of which the Leased Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies referred to in Section 25 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall have any right of subrogation against such other party.

      27. Liability Insurance. Lessee shall maintain comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring in, on or about the parking areas, Building or the Leased Premises in a combined single limit of not less than Two Million Dollars ($2,000,000.00). Such insurance shall be effected under policies reasonably satisfactory to Lessor that shall name Lessor as an additional insured. Lessee shall furnish Lessor with a certificate evidencing such coverage that shall contain an undertaking by the insurer to give Lessor ten (10) days prior written notice of any modification or cancellation of the coverage afforded by such insurance.

      28. Subordination and Attornment. This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions and Lessee shall not act or permit the Premises to be operated in violation thereof. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Lessee agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender whose name and address have been provided to Lessee in a written notice from Lessor shall be: (i) liable for any act or omission of Lessor, or subject to any offsets or defenses which Lessee might have against Lessor (prior to such Lender becoming Lessor under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Lessee. Lessee


Highwoods Plaza II                     13
agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Lessee upon Lessor, provided that prior to such notice Lessee has been notified in writing (by way of service on Lessee of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Lessee further agrees that if Lessor shall have failed to cure such default within the time permitted Lessor for cure under this Lease, any such Lender whose address has been so provided to Lessee shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Article shall be self-operative; however, Lessee shall execute such documentation as Lessor or any Lender may request from time to time in order to confirm the matters set forth in this
Article in recordable form. To the extent not expressly prohibited by Law, Lessee waives the provisions of any Law now or hereafter adopted which may give or purport to give Lessee any right or election to terminate or otherwise adversely affect this Lease or Lessee's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed subject to section 44 hereof. Lessee agrees to execute any instruments evidencing such subordination and attornment as reasonably may be required by the holder of any mortgage or deed of trust on the building.

      29. Estoppel Letter. Lessee shall at any time, upon not less than ten (10) days prior written request, execute and deliver in form and substance satisfactory to Lessor and any mortgagee or beneficiary under a deed of trust affecting the Leased Premises, an estoppel letter certifying:

            (a) The date upon which the Lease Term commences and expires:

            (b) The date to which rent has been paid;

            (c) That Lessee has accepted the Leased Premises and that all improvements have been satisfactorily completed (or if not so accepted or completed, the matters objected to by Lessee);

            (d) That the Lease is in full force and effect and has not been modified or amended (or if modified or amended, a description of same);

            (e) That there are no defaults by Lessor under the Lease nor any existing condition with respect to which the giving of notice or lapse of time would constitute a default;

            (f) That Lessee has not received any concession;

            (g) That Lessee has received no notice from any insurance company of any defects or inadequacies in the Leased Premises;

            (h) That Lessee has no options or rights other than as set forth in this Lease or any amendment thereto described in such letter; and


Highwoods Plaza II                     14

            (i) Such other matters as may be necessary or appropriate to qualify Lessee's response to any of the foregoing statements of which Lessor may reasonably request.

if such letter is to be delivered to a purchaser of the Building, it shall further include the agreement of Lessee to recognize such purchaser as Lessor under this Lease, and thereafter to pay rent to the purchaser or its designee in accordance with the terms of this Lease. Lessee acknowledges that any purchaser or prospective mortgagee of the Building may rely upon such estoppel letter and that Lessor may incur substantial damages by reason of any failure on the part of Lessee to provide such letter in a timely manner.

      30. Lease Commission. Lessee and Lessor represent and warrant they have dealt with and only with the Broker(s) named in the Schedule in connection with this Lease and each agrees to indemnify and hold harmless the other and any broker employed by such party from any claims of other broker(s) in connection with this Lease. Lessor shall pay the leasing commission due to the within-named Broker(s).

      31. Hazardous Substance - General. The term "Hazardous Substances," as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances the use and/or the removal of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statue of a governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Leased Premises or in the Building that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Leased Premises will be used as a landfill or a dump; (iv) Lessee will not install any underground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought into the Leased Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Upon prior notice and during normal business hours, Lessor or Lessor's representative shall have the right but not the obligation to enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials, and if such Permitted Materials are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as requested by Lessor. Should Lessee fail to take such corrective action within 24 hours, Lessor shall have the right to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of the Lease, the Leased


Highwoods Plaza II                     15

Premises is found to be so contaminated or subject to said conditions, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee's sole cost, and Lessee agrees to indemnify and hold Lessor harmless from all claims, demand, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leased Premises by Lessee. The foregoing indemnification and the responsibilities of Lessee shall survive the termination or expiration of this Lease.

      32. ADA General Compliance. Lessee, at Lessee's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Lessor or Lessee with respect to the use, occupation or alteration of the Leased Premises, and Lessee shall use all reasonable efforts to fully comply with The American's With Disabilities Act of 1990, all to the extent such requirements relate solely to Lessee's particular use of the Premises (and do not relate to the building as a whole). Lessor's responsibility for compliance with The American's With Disabilities Act of 1990 shall include the Building (as a whole), the common areas and restrooms of the Building, but not the Leased Premises.

Within ten (10) days after receipt, Lessee shall advise Lessor in writing, and provide the Lessor with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Property or of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Property or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with ADA and relating to any portion of the Property or the Premises.

      33. Assignment by Lessor. Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building. In such event and upon such transfer of Lessor's fee interest in the Building (but excluding collateral assignment), no further liability or obligation shall accrue against the assigning Lessor.

      34. Assignment or Sublease. In the event Lessee should desire to assign this Lease or sublet the Leased Premises or any part thereof, except to a wholly owned affiliate of equal or greater net worth, Lessee shall give Lessor at least thirty (30) days prior written notice, which shall specify the terms and effective date thereof. Lessor shall have fifteen (15) days following receipt of such notice to notify Lessee in writing that Lessor elects (a) to terminate this Lease as to the space so affected as of the effective date specified by Lessee in which event Lessee will be relieved on such effective date of all further obligation hereunder as to such space, (b) to permit Lessee to assign or sublet such space, subject, however, to subsequent written approval not to be unreasonably withheld of the proposed assignee or sublessee by Lessor, or (c) to refuse to consent (with reasonable cause only) to Lessee's proposed assignment or sublease and to continue this Lease in full force and effect as to the entire Leased Premises. If Lessor should fail to notify Lessee in writing of such election within such fifteen (15) day period, Lessor shall be deemed to have elected option (b) above. If Lessor elects to exercise option (b) above, Lessee agrees to provide, at its expense, direct access from the assignment or sublease space if less than the entire premises, to a public corridor of the Building. Lessee may assign this Lease or sublet all or a portion of the Leased Premises to a wholly owned affiliate of Lessee with


Highwoods Plaza II                     16
written notice to Lessor but without Lessor's consent. No assignment or subletting by Lessee shall relieve Lessee of any obligation under this Lease. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void.

In no event shall the proposed sublessee or assignee be an existing occupant of any space in the Building or Affiliate of any such occupant without Lessor's written consent.

      35. Amendments. This Agreement may not be altered or amended, except by an instrument in writing signed by all parties hereto. Lessee agrees that it shall execute such further amendments to this Lease as may be reasonably requested by any future holder of a first mortgage on the Building, provided such amendments do not materially and adversely affect the interest of Lessee hereunder.

      36. Binding Agreement. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Lessor, and to the extent assignment may be approved by Lessor hereunder, Lessee's successors and assigns.

      37. Gender. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

      38. Governing Law. This Lease shall be governed, construed and enforced in accordance with the laws of the State of Tennessee.

      39. Entire Agreement. This Lease and the Exhibits attached hereto and forming a part hereof set forth the entire agreement between Lessor and Lessee.

      40. Severability. The invalidity or unenforceability of a particular provision of this Lease shall not affect the other provisions hereof, and this Lease shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      41. Payment and Notices. Any payment or notice required or permitted hereunder shall be deemed to have been duly made or given when personally delivered or deposited in the United States Mail, postage prepaid, and addressed to Lessor at the address specified in the Schedule and to Lessee at the address specified in the Schedule until the commencement of the Term and thereafter at the address previously furnished in writing to the other party.

      42. Mortgage Protection. Lessee agrees to give any mortgage and/or deed of trust holders, as to all or a portion of the Building, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified in writing (by way of notice or assignment of rents and leases, or otherwise) of the addresses of such mortgage and/or deed available by virtue of Lessor's default unless Lessee has given such mortgage and/or deed of trust holders thirty (30) days after receipt of notice of such default or such other amount of time as may be reasonable required to cure such default.

Lessor and Lessee understand, agree and acknowledge that:


Highwoods Plaza II                     17

      a.    This Lease has been freely negotiated by both parties.

      b. That in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

      43. Option to Renew Lease. Provided that Lessee is not in default of any of the terms, conditions and provisions hereof beyond applicable periods of notice to cure, Lessee shall have the option to extend the term of this Lease for one (1) five (5) year term upon the same terms, conditions and provisions hereof, except that the annual base rental rate per rentable square foot shall increase fifty cents ($.50) per annum over the prior year with the base rental of Year 7 of the Lease serving as the initial basis for all rental increases. To exercise such option to extend, Lessee shall give Lessor written notice of its election to exercise said option at least one hundred eighty (180) calendar days prior to the expiration of this Lease.

      44. Non-Disturbance of Lessee's Possession. In the event Lessor encumbers the real property on which the improvements containing the Leased Premises are located, which encumbrance is evidenced by a deed of trust or mortgage (the "Secured Instrument"), Lessor shall obtain from the holder of the Secured Instrument (the "Lender") its agreement to be bound by the following provision:

            So long as Lessee is not in default in the payment of rent, additional rent, or other charges, or in the performance of any of the other terms, covenants or conditions of this Lease beyond applicable periods of notice and cure, Lessee shall not be disturbed by Lender, or any purchaser at foreclosure, in Lessee's occupancy of the Leased Premises during the original or any renewal term of this Lease or any extension thereof, notwithstanding foreclosure of the Security Instrument, exercise of the power of sale thereunder, acceptance of a deed in lieu of foreclosure, or exercise of any remedy provided in the Security Instrument or in any assignment of leases and rents in favor of Lender, or pursuant to the laws of the State of Tennessee.

            The subordination provisions set forth in Section 28 of this Lease shall not be effective with respect to any Lender unless such Lender agrees in writing to the foregoing provisions.


Highwoods Plaza II                     18

      IN WITNESS WHEREOF, the parties hereto have executed this foregoing Lease as of the 16th day of May, 1997.

LESSOR:                                      LESSEE:

W. FRED WILLIAMS, TRUSTEE FOR                WINDY HILL PET FOODS COMPANY,
THE BENEFIT OF HIGHWOODS/                    INC.
TENNESSEE HOLDINGS, L.P.


By: /s/ W. Brian Reames                      By: /s/ Donald L. Gadd
   ------------------------------------         --------------------------------
   W. Brian Reames or John W. Eakin
   as Authorized Agent for W. Fred
   Williams, Trustee, under that certain     Title: V.P. Finance
   Amended and Restated Trust Agreement
   effective as of November 27, 1996         Date: 5-19-97
   by and between Highwoods/Tennessee
   Holdings, L.P. and W. Fred Williams

Title: Vice President

Date:  5-19-97


Highwoods Plaza II                     19

                                    EXHIBIT A

         (Final spaceplan to be attached here when furnished by Lessee)


Highwoods Plaza II                     20

                                    EXHIBIT B

                        Building's Rules and Regulations

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

2. No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building nor placed in the halls, corridors, vestibules or other public parts of the Building.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the approval of the Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

9. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction, without the prior consent of Landlord.

10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof without consent of Lessor. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.


Highwoods Plaza II                     21

12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

14. No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning towels or other like service, from any company or person not approved by Landlord. No vending machines of any description shall be installed, maintained or operated upon the premises demised to any tenant without the prior consent of Landlord.

15. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 800 a.m. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed. Corridor doors, when not in use, shall be kept closed.

18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

19. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

20. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeing their prevention.

22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

23. If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

24. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

25. No tenant shall clean any window in the Building from the outside.


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

26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

27. Landlord shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord. Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

28. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

29. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

30. Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord and employees of the United Postal Service.

31. Each tenant and all of tenant's employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

32. Without Landlord's prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

33. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No material shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

34. No tenant shall employ any persons other than the janitor or Landlord for the purpose of cleaning its premises without the prior consent of Landlord. No tenant shall cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating of carpets or rugs or moving of furniture or other special services. Janitor service shall be furnished Mondays through Fridays, legal holidays excepted; janitor service will not be furnished to areas which are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord, and only between 6:00 a.m. and 5:00 p.m.


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                                    EXHIBIT C

                               HIGHWOODS PLAZA II
                              BRENTWOOD, TENNESSEE
                        JANITORIAL SERVICE SPECIFICATIONS

Building Common Areas (Daily):

         *   Halls, lobbies, public areas, mailroom, building entries
         *   Vacuum carpet
         *   Clean glass entrance doors
         *   Clean and sanitize drinking fountains
         *   Dust as required
         *   Building service areas - owner's responsibility
         *   Spot clean, sweep and dustmop all hard surface floors
         *   Remove fingerprints from corridor walls
         *   Keep janitor closets orderly
         *   Spot clean carpet in common areas as required
         *   Sweep all entrances
         *   Clean all ash/trash cans, remove debris

Tenant Areas (Daily):

         *   Vacuum all carpet
         *   Dust desktops and accessories
         *   Empty wast containers, and replace liners as needed
         *   Dust all office furniture, counters, file cabinets and telephones
         *   Spot clean glass, walls, doors and frames
         *   Remove fingerprints from doors and glass partitions


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